UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2011

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

Description of Common Shares

SunOpta Inc. (sometimes referred to herein as the “Company”) is filing this Form 8-K for the purpose of providing a current description of its common shares. The rules of the Securities and Exchange Commission require the Company to incorporate by reference a description of its common shares into certain registration statements filed by the Company.

The Company intends to incorporate by reference the description of its common shares set forth below into applicable future registration statements filed by the Company, including a Form S-8 Registration Statement that the Company intends to file during the third quarter of 2011 relating to an increase of 2,500,000 additional common shares authorized for issuance under the SunOpta Inc. 2002 Stock Option Plan, as amended and restated May 2011 and approved at the 2011 annual and special meeting of shareholders of the Company.

In accordance with the interpretation of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Division”) set forth in Questions 123.07 and 126.23 of the Division’s Securities Act Forms Compliance and Disclosure Interpretations, the Company intends to incorporate by reference the description of its common shares set forth below into applicable future registration statements, in lieu of a description of common shares contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Due to the length of time since the Company filed its registration statement under Section 12 of the Exchange Act, it is no longer practical to incorporate the information contained in that registration statement into current filings.

DESCRIPTION OF SUNOPTA INC. COMMON SHARES

We may from time to time make offerings of our common shares, including common shares issuable upon conversion of debt securities or special shares or upon exercise of warrants or stock options. The following description does not purport to be complete and is subject, and qualified in its entirety by reference to, our Articles of Amalgamation and By-Laws, each as amended, and applicable corporate and securities laws.

Certain Rights of the Common Shares

Dividends

Subject to the preferences of any series of special shares and any other shares ranking senior to the common shares with respect to the payment of dividends that we may issue, holders of our common shares are entitled to share pro rata in such dividends as may be declared by our Board of Directors. Pursuant to the provisions of the Canada Business Corporations Act (the “CBCA”), we may not declare or pay a dividend if there are reasonable grounds for believing that (1) we are, or would after the payment be, unable to pay our liabilities as they become due or (2) the realizable value of our assets would thereby be less than the aggregate of our liabilities and stated capital of all classes. We may pay a dividend by issuing fully paid shares, or in money or property.

Liquidation, Dissolution or Winding-Up

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company or any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, holders of common shares are entitled to share pro rata in our assets available for distribution after we pay our creditors, holders of our special shares (if any) and holders of any other shares ranking senior to the common shares with respect to payment of any distribution.

Voting Rights and Shareholders’ Meetings

Holders of our common shares are entitled to receive notice of and to attend and vote at all meetings of our shareholders, except meetings of holders of another class of shares. Each holder of our common shares is entitled to one vote, either in person or by proxy, on all matters submitted to shareholders.

Our Board of Directors must call an annual meeting of shareholders to be held not later than 15 months after the last preceding annual meeting of shareholders and may, at any time, call a special meeting of shareholders. For purposes of determining the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders, the Board of Directors may, in accordance with the CBCA and National Instrument 54-101—Communications with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators, fix in advance a date as the record date for that determination of shareholders, but that record date may not be more than 60 days or less than 21 days before the date on which the meeting is to be held.

The CBCA provides that notice of the time and place of a meeting of shareholders must be sent to each shareholder entitled to vote at the meeting, each director and to our auditors, not more than 60 days and not less than 21 days prior to the meeting. Our By-laws provide that a quorum of shareholders is present at a meeting if at least two shareholders holding not less than one-third (33 and 1/3%) of the outstanding common shares entitled to vote at a meeting are present in person or by proxy. A shareholder may participate in a meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

In the case of joint shareholders, one of the holders present at a meeting may, in the absence of the other holder(s) of the shares, vote the shares. If two or more joint shareholders are present in person or by proxy, then they are to vote as one on the shares held jointly by them.

No Preemption Rights; Limited Restrictions on Directors’ Authority to Issue Common Shares

Existing holders of our common shares have no rights of preemption or first refusal under our Articles of Amalgamation, By-laws or the CBCA with respect to future issuances of our common shares. The common shares do not have conversion rights, are not subject to redemption and do not have the benefit of any sinking fund provisions. Subject to the rules and policies of The Nasdaq Stock Market and the Toronto Stock Exchange and applicable corporate and securities laws, our Board of Directors has the authority to issue additional common shares.

Effect of Issuance of Special Shares

As discussed in greater detail below under “Special Shares,” the rights, preferences and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights of the holders of any series of special shares which we may fix in the future.

Special Shares

Our special shares are issuable in series. Subject to our Articles of Amalgamation and the filing of articles of amendment in accordance with the CBCA, our Board of Directors is authorized, without the approval of shareholders, at any time and from time to time to fix, before issuance, the number, designation, rights, privileges, restrictions and conditions attached to each series of special shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to holders of such series of special shares on a distribution; the extent, if any, of further participation on a distribution; voting rights, if any; dividend rights (including whether such dividends be preferential, or cumulative or non-cumulative), if any; and conversion rights, if any. Special shares would rank prior to our common shares with respect to dividends, the distribution of assets and the return of capital on dissolution. Except with respect to the winding up of the Company, the amalgamation of the Company, the sale of all or substantially all of our assets or undertaking of the Company and other matters as to which the holders of special shares are entitled to vote under the CBCA or unless the directors determine otherwise, holders of special shares will not be entitled to vote at meetings of shareholders.

The authorization of undesignated special shares makes it possible for our Board of Directors to issued special shares with rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or our management.

Amendments to our Articles of Amalgamation and Bylaws

Our Articles of Amalgamation, our By-Laws and the CBCA govern the rights of holders of our shares.

Our shareholders can authorize the alteration of our Articles of Amalgamation to create additional classes of shares or to vary the rights or restrictions attached to any class of our shares by passing a special resolution approved by the holders of at least two-thirds of each class of affected shares represented in person or by proxy at a duly convened meeting of shareholders. Such a special resolution will not be effective until articles of amendment are filed with the Director appointed pursuant to the CBCA.

Our Board of Directors may, by resolution, make, amend or repeal any by-laws that regulate our business or affairs; provided that the Board of Directors shall submit a by-law, or an amendment or a repeal of a by-law, to the shareholders at the next meeting of the shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal. A by-law, or an amendment or a repeal of a by-law, is effective from the date of the resolution of the Board of Directors until it is confirmed, confirmed as amended or rejected by the shareholders.

Fundamental Changes

Pursuant to the CBCA, we may not effect any of the following fundamental changes without the consent of the holders of at least two-thirds of each class of our outstanding shares represented in person or by proxy and voting separately as a class at a duly convened meeting of our shareholders:

  any proposed amalgamation involving the Company in respect of which the CBCA requires that the approval of our shareholders be obtained;
  any proposed plan of arrangement pursuant to the CBCA involving the Company in respect of which the CBCA or any order issued by an applicable court requires that the approval of our shareholders be obtained;
  any proposed sale, lease or exchange of all or substantially all our assets or property; and
  any dissolution, liquidation or winding-up of the Company.

Election and Removal of Directors

At each annual meeting of shareholders, our shareholders are required to elect directors to hold office for a term expiring not later than the close of the next annual meeting of shareholders. Our Board of Directors may fill vacancies among the Board and, as provided by our Articles of Amalgamation, may also appoint additional directors between annual meetings of shareholders, but the number of additional directors so appointed may not exceed the number that is one-third of the number of directors appointed at the last annual meeting of shareholders.

Since shareholders do not have cumulative voting rights, holders of more than 50% of our outstanding common shares can elect all of our directors if they choose to do so. In such event, holders of the remaining shares will be unable to elect any director.

Under the CBCA, at least one quarter of our directors must be resident Canadians.

Anti-takeover Laws

In Canada, takeover bids are governed by provincial corporate and securities laws and the rules of applicable stock exchanges. The following description of the rules relating to acquisitions of securities and take-over bids to which Canadian corporate and securities laws apply does not purport to be complete and is subject, and qualified in its entirety by reference, to applicable corporate and securities laws, which may vary from province to province.

A party (the “acquiror”) who acquires beneficial ownership of, or control or direction over, 10% or more of the voting or equity securities of any class of a reporting issuer will generally be required to file with applicable provincial regulatory authorities both a news release and a report containing the information prescribed by applicable securities laws. Subject to the below, the acquiror (including any party acting jointly or in concert with the acquiror) will be prohibited from purchasing any additional securities of the class of the target company previously acquired for a period commencing on the occurrence of an event triggering the aforementioned filing requirement and ending on the expiry of one business day following the filing of the report. This filing process and the associated restriction on further purchases also apply in respect of subsequent acquisitions of 2% or more of the securities of the same class. The restriction on further purchases does not apply to an acquiror that beneficially owns, or controls or directs, 20% or more of the outstanding securities of that class.

In addition to the foregoing, certain other Canadian legislation may limit a Canadian or non-Canadian entity’s ability to acquire control over or a significant interest in us, including the Competition Act (Canada) and the Investment Canada Act (Canada). Issuers may also approve and adopt shareholder rights plans or other defensive tactics designed to be triggered upon the commencement of an unsolicited bid and make the company a less desirable take-over target.

Limitation of Liability and Indemnification

The following description of the indemnification provisions of the CBCA and of our By-Laws does not purport to be complete and is subject to and qualified in its entirety by reference to the CBCA and the full text of our By-laws.

The CBCA allows us to, and our By-laws provide in part that we will, indemnify each of our directors and officers, former directors and officers and his heirs, executors, administrators and other legal personal representatives (each an “Indemnified Person”) from and against any liability and all costs, charges and expenses that the Indemnified Person sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced for or in respect of anything done or permitted by such Indemnified Person in respect of the execution of the duties of his office, and all other costs, charges and expenses that such Indemnified Person sustains or incurs in respect of the affairs of the Company, if the Indemnified Person: (1) acted honestly and in good faith with a view to our best interests; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. As used above, “costs, charges and expenses” includes an amount paid to settle an action or satisfy a judgment. These indemnities will continue in effect after the director or officer resigns his position or his position is terminated for any reason. We also have the authority to indemnify any Indemnified Person in such other circumstances as the CBCA otherwise permits or requires.

Listing; Exchange, Transfer Agent and Registrar

Our common shares are listed on the Nasdaq Global Select Market under the symbol “STKL” and on the Toronto Stock Exchange under the symbol “SOY.” The transfer agent and registrar for our common shares in the United States is American Stock Transfer and Trust Company, LLC and in Canada is Equity Financial Trust Company.

Other Canadian Laws Affecting U.S. Shareholders

There are no governmental laws, decrees or regulations in Canada relating to restrictions on the export or import of capital, or affecting the remittance of interest, dividends or other payments by us to non-residents of Canada. Dividends paid to U.S. tax residents, however, are subject to a 15% withholding tax (or a 5% withholding tax for dividends if the shareholder is a corporation owning at least 10% of the outstanding voting common shares of the corporation) pursuant to Article X of the reciprocal tax treaty between Canada and the United States. Please see “Certain Canadian Federal Income Tax Consequences” below.

There are no limitations specific to the rights of non-residents of Canada to hold or vote our common shares under the laws of Canada or the Province of Ontario, or in our Articles of Amalgamation or By-laws, other than those imposed by the Investment Canada Act (Canada) as discussed below.

Non-Canadian investors who acquire a controlling interest in us may be subject to the Investment Canada Act (Canada), which governs the basis on which non-Canadians may invest in Canadian businesses. Under the Investment Canada Act (Canada), the acquisition of a majority of the voting interests of an entity (or of a majority of the undivided ownership interests in the voting common shares of an entity that is a corporation) is deemed to be an acquisition of control of that entity. The acquisition of less than a majority but one-third or more of the voting common shares of a corporation (or of an equivalent undivided ownership interest in the voting common shares of the corporation) is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of the voting common shares. The acquisition of less than one-third of the voting common shares of a corporation (or of an equivalent undivided ownership interest in the voting common shares of the corporation) is deemed not to be acquisition of control of that corporation.

Certain Canadian Federal Income Tax Consequences

A brief description of certain provisions of the tax treaty between Canada and the United States is included below, together with a brief discussion of certain Canadian federal income tax consequences, including withholding provisions, to which U.S. shareholders are subject under existing laws and regulations of Canada. The consequences, if any, of any taxes other than Canadian federal income tax are not considered. The following information is general and security holders should seek the advice of their own tax advisors, tax counsel or accountants with respect to the applicability or effect on their own individual circumstances of not only the matters referred to herein, but also of any taxes other than Canadian federal income tax.

General. The following is a summary of the principal Canadian federal income tax consequences generally applicable in respect of the ownership of our common shares. The tax consequences to any particular holder of our common shares will vary according to the status of that holder as an individual, trust, corporation or member of a partnership, the jurisdiction in which that holder is subject to taxation, the place where that holder is resident and, generally, that holder’s particular circumstances. This summary is applicable only to holders who are resident in the United States and are subject to United States tax, are not (and have never been) resident in Canada, hold their common shares as capital property and do not (and will not) use or hold their common shares in, or in the course of, carrying on business in Canada. For purposes of this discussion, a non-resident holder means a holder of our common shares who does not reside in Canada.

The following general discussion in respect of taxation is based upon management’s understanding of the rules. No opinion was requested by us, or has been provided by our counsel or auditors, with respect to the Canadian income tax consequences described in the following discussion.

Dividend Withholding. Canadian federal tax legislation would require a 25% withholding from any dividends paid or deemed to be paid to our non-resident shareholders. However, shareholders resident in the United States and subject to United States tax would generally have this rate reduced to 15% pursuant to the tax treaty between Canada and the United States. The withholding tax rate on the gross amount of dividends is reduced to 5% if the beneficial owner of the dividend is a U.S. corporation which owns at least 10% of our voting stock.

The amount of stock dividends paid to non-residents of Canada would be subject to withholding tax at the same rate as cash dividends. The amount of a stock dividend (for tax purposes) would generally be equal to the amount by which our paid-up capital had increased by reason of the payment of such dividend. We will furnish additional tax information to shareholders in the event of such a stock dividend.

Capital Gains. A non-resident who holds common shares as capital property generally will not be subject to Canadian taxes on capital gains realized on the disposition of such common shares unless the common shares are “taxable Canadian property” within the meaning of the Income Tax Act (Canada), and no relief is afforded under any applicable tax treaty. Common shares generally will not be taxable Canadian property for one of our shareholders unless either: (a) at any time during the five-year period immediately preceding a disposition of such common shares, (i) not less than 25% of the issued common shares of any class or series of our capital stock belonged to persons with whom the shareholder did not deal at arm’s length, or to the shareholder together with such persons; and (ii) more than 50% of the fair market value of our common shares was derived directly or indirectly, from one or any combination of real property situated in Canada, Canadian resource properties, timber resource properties (as such terms are defined in the Income Tax Act (Canada)), or any option or right in respect of such properties; or (b) the common shares were acquired by the holder in one of several tax deferred exchanges for common shares which were themselves taxable Canadian property.

A non-resident shareholder whose common shares constitute taxable Canadian property and who is a resident of the United States for purposes of the tax treaty between Canada and the United States generally would be exempt from Canadian tax on any capital gain realized on a disposition of those common shares in any event, provided the common shares do not derive their value primarily from Canadian real property (including Canadian resource properties). Management is of the view that common shares do not derive their value primarily from Canadian real property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ John Dietrich
John Dietrich
Vice President, Corporate Development and Secretary

Date	September 2, 2011